                                   FIRST AMENDMENT

                                          TO

                             AGREEMENT AND PLAN OF MERGER


    This First Amendment to Agreement and Plan of Merger dated as of this 22nd day of November, 1996 (the "Amendment"), by and among ANALOGY, INC., an Oregon corporation ("Analogy"), ANALOGY ACQUISITION CORPORATION, an Oregon corporation and a wholly owned subsidiary of Analogy ("Subsidiary"), and SYMMETRY DESIGN SYSTEMS, INC., a California corporation ("Symmetry").

                                     WITNESSETH:

    WHEREAS, the Parties have previously executed that certain Agreement and Plan of Merger (the "Agreement"), dated as of October 23, 1996, by and among Analogy, Symmetry and Subsidiary; and

    WHEREAS, Analogy, Symmetry and Subsidiary desire to amend the Agreement to revise certain of the terms and conditions contained therein relating to the escrow of shares of Analogy's common stock;

    NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

    1. Section 3.1(b) of the Agreement shall be hereby amended by deleting the text of such Section 3.1(b) in its entirety and substituting the following therefor:

    "(b) FIXED MERGER CONSIDERATION means 90.9% of the Total Merger Consideration (590,784 shares of Analogy common stock)."

    2. Section 3.1(c) of the Agreement shall be hereby amended by deleting the text of such Section 3.1(c) in its entirety and substituting the following therefor:

    "(c) CONTINGENT MERGER CONSIDERATION means 9.1% of the Total Merger Consideration (59,216 shares of Analogy common stock)."

    3. Section 3.1(d) of the Agreement shall be hereby amended by deleting the text of such Section 3.1(d) in its entirety and substituting the following therefor:

    "(d) PRO RATA SHARE means that portion of the Fixed Merger Consideration, Clause (i) Escrow Fund, Clause (ii) Escrow Fund, or Representatives' Fund (as the case may be), allocable to each Shareholder (as hereinafter defined) as set forth on Exhibit 3.1(d) attached hereto."

    4. The first sentence of Section 10.1(e) shall be hereby amended by deleting such sentence in its entirety and substituting the following therefor:


1 - First Amendment

    "Analogy shall deposit the Contingent Merger Consideration in escrow under the Escrow Agreement, in three certificates: one for 26,182 shares of the Contingent Merger Consideration (the "Clause (i) Escrow Fund"), one for 31,850 shares of the Contingent Merger Consideration (the "Clause (ii) Escrow Fund"), and one for 1,184 shares of the Contingent Merger Consideration (the "Representative's Fund")."

    5. The third sentence of Section 10.1(e) shall be hereby amended by inserting the following prior to the period at the end of such sentence:

    ";provided, however, that Martin Walker shall not be entitled to receive any shares of the Analogy common stock held in the Clause (i) Escrow Fund, and, provided further, that Martin Walker shall be entitled to receive not more than 5,785 shares of the Analogy common stock held in the Clause (ii) Escrow Fund."

    6. Any capitalized term used but not defined herein, shall have the meaning ascribed to it in the Agreement.

    7. Except as amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed intending it to be effective as of the date first hereinabove written.


ANALOGY, INC.                               SYMMETRY DESIGN SYSTEMS, INC.


By: /s/ Gary Arnold                              By:  /s/ Alan Grebene
   -------------------------------------         -------------------------------
    Gary Arnold, President and Chief             Alan Grebene, President and
    Executive Officer                            Chief Executive Officer



ANALOGY ACQUISITION CORPORATION             FOR THE PURPOSE OF ACCEPTING HIS
                                            APPOINTMENT AND ASSUMING HIS
                                            OBLIGATIONS AS SHAREHOLDER
By: /s/ Gary Arnold                         REPRESENTATIVE PURSUANT TO ARTICLE
   -------------------------------------    X ONLY:
    Gary Arnold, President

                                                 /s/ Alan Grebene
                                                -------------------------------
                                                 Alan Grebene

2 - First Amendment

                                                              Exhibit 3.1 (d)


                                                          PRO RATA SHARE

----------------------------------------------------------------------------------------------------------------------------
                                        CONTINGENT
                 FIXED MERGER           MERGER                CLAUSE(I)             CLAUSE(II)           REPRESENTATIVE'S
                 CONSIDERATION          CONSIDERATION         ESCROW FUND           ESCROW FUND          FUND
----------------------------------------------------------------------------------------------------------------------------
ALAN GREBENE             42.297354%            46.889354%            51.967000%            42.715856%            46.875000%
----------------------------------------------------------------------------------------------------------------------------
CHENMIN HU               24.673485%            27.350716%            30.310901%            24.916797%            27.364865%
----------------------------------------------------------------------------------------------------------------------------
MARTIN WALKER            18.602907%             9.769319%             0.000000%            17.799058%             9.797298%
----------------------------------------------------------------------------------------------------------------------------
ANDREW HUGHES            10.574424%            11.721494%            12.989840%            10.678179%            11.739865%
----------------------------------------------------------------------------------------------------------------------------
WENGE WU                  0.881202%             0.977776%             1.084715%             0.891680%             0.929054%
----------------------------------------------------------------------------------------------------------------------------
E-HUI XU                  0.881202%             0.977776%             1.084715%             0.891680%             0.929054%
----------------------------------------------------------------------------------------------------------------------------
XINPING HE                0.572798%             0.634964%             0.702773%             0.577708%             0.675676%
----------------------------------------------------------------------------------------------------------------------------
YU LIU                    0.458882%             0.508309%             0.565274%             0.464678%             0.422297%
----------------------------------------------------------------------------------------------------------------------------
ZHENG SHI                 0.352582%             0.390097%             0.431594%             0.354788%             0.422297%
----------------------------------------------------------------------------------------------------------------------------
QING CHANG                0.352582%             0.390097%             0.431594%             0.354788%             0.422297%
----------------------------------------------------------------------------------------------------------------------------
JOHN WILSON               0.352582%             0.390097%             0.431594%             0.354788%             0.422297%
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                  100.000000%           100.000000%           100.000000%           100.000000%           100.000000%
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
